Exhibit 99.1

MARTIN MIDSTREAM PARTNERS
TO ISSUE 2004 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL

KILGORE, Texas, March 10, 2004 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its fourth quarter and year ended December 31, 2004 financial results after the market closes on Wednesday, March 16, 2005.

      In addition, Martin Midstream Partners intends to file its annual report on Form 10-K after the market closes on Wednesday, March 16, 2005. The Company will utilize the 45 day extension authorized by the SEC to provide management’s report on the Company’s internal control over financial reporting for the fiscal year ended December 31, 2004, together with the Company’s independent auditor’s attestation thereon, as required under Section 404 of the Sarbanes-Oxley Act of 2002. The report and the related attestation will be included in an amended Form 10-K to be filed no later than April 30, 2005. MMLP has spent, and will continue to spend, considerable time and resources analyzing, documenting and testing its system of internal control in preparation of this report. In connection with this process, management has identified deficiencies, including certain significant deficiencies, that are currently being addressed by management. This analytical, documentation and testing process will be completed prior to the filing of the amended Form 10-K. Based upon testing performed to date, management does not believe that any of the deficiencies currently identified constitute a material weakness in the Company’s internal control. As a result of management’s ongoing evaluation of internal control over financial reporting, additional deficiencies or material weaknesses may be identified or the deficiencies already identified, either alone or in combination with others, may be considered a material weakness.

      An investors’ conference call to review the fourth quarter and year ended December 31, 2004 results will be held on Friday, March 18, 2005, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10;00 a.m. Central Time on March 18, 2005 through 11:59 p.m. Central Time on April 1, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 142570. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com..

      During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its fourth quarter and year ended December 31, 2004 financial results and available on the investor relations page of the Company’s website.

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About Martin Midstream Partners

      Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

      Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

      Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contacts:

      Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner.

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